   As filed with the Securities and Exchange Commission on January 27, 1999

                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

        Delaware                    1731                    74-2851603
     (State or other          (Primary Standard          (I.R.S. Employer
      jurisdiction               Industrial            Identification No.)
   of incorporation or       Classification Code
      organization)                Number)


                                ---------------

                                  Brad Eastman
                       Vice President and General Counsel
                      1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
                                 (713) 629-7600
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

                                ---------------

                                   Copies to:
           J. Patrick Ryan                         Stephen A. Riddick
  Akin, Gump, Strauss, Hauer & Feld, L.L.P.      Piper & Marbury L.L.P.
        1500 NationsBank Plaza                    Charles Center South
           300 Convent St.                      36 South Charles Street
       San Antonio, Texas 78205                Baltimore, Maryland 21201
            (210) 281-7000                           (410) 539-2530


                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-69247

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                Amount         Proposed Maximum    Proposed Maximum
   Title of Each Class of Securities            to be           Offering Price    Aggregate Offering      Amount of
           to be Registered                   Registered (1)    per Share (2)       Price (1)(2)      Registration Fee
 ----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.00001 per
  share................................      575,000 shares       $23.46875          $13,494,531           $3,751.48
=======================================================================================================================

(1) Includes 75,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices for the Common Stock as reported by the New York Stock Exchange for January 26, 1999.

 ===============================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement is filed with the SEC pursuant to Rule 462(b) under the Securities Act of 1933 by Quanta. In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (Registration No. 333-69247) which was declared effective by the SEC on January 26, 1999 relating to the offering of up to 3,500,000 shares of Quanta's Common Stock plus up to 525,000 shares that may be sold pursuant to the underwriters' over-allotment option.

                                 CERTIFICATION

     Quanta hereby certifies to the SEC that (1) Quanta has instructed its bank to pay the SEC the filing fee provided on the cover page of this Registration Statement by a wire transfer of such amount to the SEC's account at Mellon Bank as soon as practicable (but not later than the close of business on January 28, 1999), (2) Quanta will not revoke such instructions, (3) Quanta has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) Quanta will confirm receipt of such instructions by Quanta's bank during the bank's regular business hours no later than January 28, 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10.  Exhibits

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-69247 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

 5.1  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (contained in
      Exhibit 5.1)
23.3  Consent of Arthur Andersen LLP
23.4  Consent of S.J. Gallina & Co., LLP
23.5  Consent of S.J. Gallina & Co., LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Quanta Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 27, 1999.

                                     QUANTA SERVICES, INC.

                                     By:  /s/ John R. Colson
                                        -------------------------
                                        John R. Colson,
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on January 27, 1999:

                  Signature                                           Title

     /s/ John R. Colson                          Chief Executive Officer, Director
----------------------------------------------   (Principal Executive Officer)
         John R. Colson

     /s/ James H. Haddox                         Chief Financial Officer (Principal
----------------------------------------------   Financial and Accounting Officer)
         James H. Haddox

     Vincent D. Foster*                          Director
----------------------------------------------
     Vincent D. Foster

       John R. Wilson*                           Director
----------------------------------------------
       John R. Wilson

     Timothy A. Soule*                           Director
----------------------------------------------
     Timothy A. Soule

      John A. Martell*                           Director
----------------------------------------------
      John A. Martell

        Gary A. Tucci*                           Director
----------------------------------------------
        Gary A. Tucci

        James R. Ball*                           Director
----------------------------------------------
        James R. Ball

     Rodney R. Proto*                            Director
----------------------------------------------
     Rodney R. Proto

     Michael T. Willis*                          Director
----------------------------------------------
     Michael T. Willis

*Signed by James H. Haddox pursuant to a power of attorney previously granted to Mr. Haddox.

                               INDEX TO EXHIBITS

                                  DESCRIPTION


 5.1  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (contained in
      Exhibit 5.1)
23.3  Consent of Arthur Andersen LLP
23.4  Consent of S.J. Gallina & Co., LLP
23.5  Consent of S.J. Gallina & Co., LLP